UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported): March 29, 2021
_____________________________________________________________________________________
Energizer Holdings, Inc.
(Exact Name of Registrant as Specified in its Charter)

Missouri	1-36837	36-4802442
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)
533 Maryville University Drive
St. Louis, Missouri 63141
(Address of principal executive offices)
Registrant’s telephone number, including area code: (314) 985-2000
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $.01 per share	ENR	New York Stock Exchange
Series A Mandatory Convertible Preferred Stock, par value $.01 per share	ENR PRA	New York Stock Exchange
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐
If an emerging growth company, indicate by checkmark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 30, 2021, the Board of Directors (the "Board") of Energizer Holdings, Inc. (the "Company") elected Donal L. Mulligan as a member of the Board, effective April 1, 2021, to serve until the next annual meeting of the shareholders of the Company or until his successor is duly elected and qualified. Mr. Mulligan will serve as a member of the Board’s Audit and Finance and Oversight Committees.

Mr. Mulligan will be compensated on the same basis as all other non-management directors of the Company, as described under "The Board of Directors and Energizer’s Corporate Governance -Director Compensation" in the Company's Proxy Statement for its 2021 Annual Meeting of Shareholders. Mr. Mulligan will receive a pro rata share of his annual director compensation for the 2021 calendar year. Mr. Mulligan will enter into an indemnification agreement with the Company, in the form previously entered into by the Company with its current directors, a copy of which was listed as Exhibit 10.5 to the Company's Annual Report on Form 10-K for the fiscal year ended September 30, 2020.

There are no arrangements or understandings pursuant to which Mr. Mulligan was elected as a director, and there are no related party transactions between the Company and Mr. Mulligan reportable under Item 404(a) of Regulation S-K.

The Company issued a press release on March 30, 2021 announcing Mr. Mulligan’s appointment. A copy of this press release is attached hereto as Exhibit 99.1 and incorporated by reference herein.

On March 29, 2021, Alan Hoskins informed the Board of his decision to retire from the Board, effective April 1, 2021. Mr. Hoskins joined the Board in July 2015 and served on the Finance and Oversight Committee. Mr. Hoskins’ decision to retire from the Board was not the result of any dispute or disagreement with the Company.

Mr. Hoskins will continue to serve as a Special Advisor to the Company pursuant to the terms of the previously filed Retirement Transition Agreement between Mr. Hoskins and Energizer Brands, LLC.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

The following exhibits are attached hereto:

Exhibit Number.	Description of Exhibit

99.1	Press Release, dated March 30, 2021.

101	Pursuant to Rule 406 of Regulation S-T, the cover page information is formatted in iXBRL (Inline eXtensible Business Reporting Language).

104	Cover Page Interactive Data File, formatted in Inline iXBRL

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

ENERGIZER HOLDINGS, INC.

By:  /s/ Timothy W. Gorman
Timothy W. Gorman
Executive Vice President and Chief Financial Officer

Dated: March 30, 2021